UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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Kewaunee Scientific Corporation
(Name of Registrant as Specified in Its Charter)

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KEWAUNEE SCIENTIFIC CORPORATION
2700 West Front Street
Statesville, North Carolina 28677-2927
Thomas D. Hull III
President and
Chief Executive Officer
July 15, 2021
TO OUR STOCKHOLDERS:
You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held via a live webcast at www.virtualshareholdermeeting.com/KEQU2021, on August 25, 2021, at 10:00 A.M. Central Daylight Time.
During the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.
To ensure that your shares are represented during the meeting, please vote your shares as soon as possible. The proxy is revocable and will not affect your right to vote at the meeting if you are able to participate in the virtual meeting. YOUR VOTE IS IMPORTANT!
The Company’s 2021 Annual Report to Stockholders accompanies the attached Proxy Statement.
Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
August 25, 2021
The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held virtually via a live webcast at www.virtualshareholdermeeting.com/KEQU2021, on August 25, 2021, at 10:00 A.M. Central Daylight Time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website above. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only, and will be for the purpose of considering and acting upon the following:
(1)	To elect one Class II director;
(2)	To ratify the appointment of the independent registered public accounting firm of Dixon Hughes Goodman LLP as the Company’s independent auditors for fiscal year 2022;
(3)	To hold an advisory vote on executive compensation; and
(4)	To transact such other business as may properly come before the meeting.
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the internet. We believe that this e-proxy process lowers our costs and reduces the environmental impact of our Annual Meeting. On or about July 15, 2021, we began mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote online. Certain other stockholders have elected to receive the proxy materials by mail.
Stockholders of record at the close of business on July 6, 2021 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at our principal executive offices for a period of 10 days prior to the meeting and during the meeting at www.virtualshareholdermeeting.com/KEQU2021.
It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to participate in the virtual meeting in person, we urge you to vote your shares as soon as possible. Instructions for voting are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials.
DONALD T. GARDNER III
Secretary
July 15, 2021

KEWAUNEE SCIENTIFIC CORPORATION
PROXY STATEMENT
The proxy that accompanies this Proxy Statement is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held virtually on August 25, 2021, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted during the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominee named herein as a director, for ratification of the appointment of the independent registered public accounting firm, for approval on an advisory basis of executive compensation, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.
The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).
Important Notice of Internet Availability of Proxy Materials for the Stockholder Meeting
to be Held on Wednesday, August 25, 2021
Our Annual Report on Form 10-K for the fiscal year ended April 30, 2021 and this Proxy Statement are available at: www.proxyvote.com.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to the owners of our stock. All stockholders have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the internet or to request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of the 2021 Annual Meeting. We are mailing the Notice of Internet Availability of Proxy Materials to our stockholders on or about July 15, 2021.
Virtual Meeting Admission
Stockholders of record as of July 6, 2021 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/KEQU2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. A replay of the audio webcast of our Annual Meeting will be made available on our website for approximately one year.
The Annual Meeting will begin promptly at 10:00 a.m. Central Daylight Time on Wednesday, August 25, 2021. You may log in 30 minutes before the start of the Annual Meeting. Shareholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.
The virtual meeting will be fully supported across browsers (Internet Explorer, Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version of applicable software and plugins. We strongly recommend that you ensure you have a strong Wi-Fi or cell phone connection wherever you intend to participate in the virtual Annual Meeting.

ITEM 1.
ELECTION OF DIRECTORS
One Class II director is to be elected at the meeting. The Board of Directors, at its meeting on April 20, 2021, upon the recommendation of the Nominating and Corporate Governance Committee, selected Mr. Keith M. Gehl as the nominee for re-election as a director at the annual meeting, to serve for a three-year term. The nominee is serving as a director as of the date of this Proxy Statement. The nominee receiving the greatest number of votes at the annual meeting will be elected director. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the one nominee named below. If due to circumstances not now foreseen, the nominee becomes unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.
Information on the current nominee for Class II director and the current Class I and III directors is shown below.
Class II director nominated for re-election to serve until the annual meeting of stockholders in 2024:
KEITH M. GEHL, 62, was elected a director of the Company in April 2015. Since June 2018 Mr. Gehl has served as head of Business Development and Strategy of Gluck & Company of New York. He previously served as Senior Vice President of Real Estate & Facilities of Family Dollar Stores Inc. from 2003 until his retirement in June 2013. From 1989 to 2003, Mr. Gehl held a number of management positions with Food Lion, Inc. At Food Lion, he served as Director of Internal Audit from 1989 to 1996, Director of Store Operations from 1996 to 1997, Vice-President Real Estate and Construction from 1997 to 2000, and Executive Vice President Real Estate and Business Strategy from 2000 to 2003. Mr. Gehl serves on the Board of Morton Buildings, a construction company headquartered in Morton, Illinois, and previously served on the Board of RONA, Inc., a Canadian home improvement retailer, and is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. Mr. Gehl holds an accounting degree from Valparaiso University and is a Certified Public Accountant (CPA). We believe Mr. Gehl is well suited to serve on our Board due to his many years of experience as a financial executive.
Class I directors continuing in office to serve until the annual meeting of stockholders in 2023:
THOMAS D. HULL III, 45, was elected President and Chief Executive Officer and appointed a member of the Board in March 2019. He joined the Company in November 2015 as Chief Financial Officer and Vice President of Finance, Corporate Secretary and Treasurer. Prior to joining the Company, Mr. Hull was the Vice President of Finance, Accounting and Information Technology of ATI Specialty Materials, a subsidiary of Allegheny Technologies Incorporated, a world leader in the production of nickel-based superalloys, titanium-based alloys, and specialty steels for the aerospace, oil and gas, and medical industries, from August 2011 to October 2015. From January 1998 to July 2011, Mr. Hull held several management positions with Ernst & Young. Mr. Hull is a Certified Public Accountant (inactive status), has a Master of Business Administration degree from the University of Pittsburgh, Joseph M. Katz School of Business, and a Bachelor of Science degree in Accounting from LaRoche College. We believe Mr. Hull is well suited to serve on our Board due to his extensive experience serving public companies while at Ernst & Young, his broad industry experience, his education and his knowledge of the business and markets in which the Company competes.
DAVID S. RHIND, 58, was elected a director of the Company in April 2008. Mr. Rhind is an attorney-at-law. From June 2012 to March 2015, Mr. Rhind served as Deputy General Counsel for Hudson Global, Inc. (formerly Hudson Highland Group, Inc.) of New York, New York, a leading provider of specialized professional recruitment, recruitment outsourcing, talent management, and related staffing services and solutions. From July 2003 to June 2012, Mr. Rhind was General Counsel, North America, for Hudson. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of the Company and its stockholders.
JOHN D. RUSSELL, 68, was elected a director of the Company in May 2011. Since November 6, 2015, Mr. Russell has served as the President and Chief Executive Officer of Morton Buildings, a construction company headquartered in Morton, Illinois, where he is also the Chairman of the Board. From September 2012 to November 2015, Mr. Russell was a Managing Director of ForteONE, a Chicago-based consulting firm focused on growing revenues and profitability of middle market companies. From June 2006 until March 2014, Mr. Russell was a business consultant and a Board Member for Strategic Materials Incorporated, the largest glass recycling business in

North America. From September 2007 to May 2010 he was the President and Chief Executive Officer of Maysteel LLC, a precision metal fabricator in Menomonee Falls, Wisconsin. From April 2002 to April 2006 he was President and Chief Executive Officer of Neoplan USA, a manufacturer of heavy duty transit buses. Prior to April 2002, Mr. Russell held various executive positions with Brunswick Corporation where he was a Corporate Officer, and he was a partner at McKinsey and Company. Mr. Russell earned an MBA from the University of Chicago and is currently a Governance Fellow and Leadership Fellow with the NACD. We believe Mr. Russell is well suited to serve on our Board due to his experience as chief executive officer of three different companies, his other executive management experience, his experience as a director of another company, his business education, and his accreditations with the NACD.
Class III directors continuing in office to serve until the annual meeting of stockholders in 2022:
MARGARET B. PYLE, 69, was elected a director of the Company in February 1995. Ms. Pyle has been Vice Chairman and Chief Legal Counsel of The Pyle Group, a financial services and investment company, since December 2007, and in April 2020 was appointed Chief Executive Officer. In July 2020, Ms. Pyle was appointed a director of Uniek, Inc,. a home decor company, and in August 2020, was appointed Vice President, Secretary and Treasurer. Ms. Pyle has been engaged in the practice of corporate law in Milwaukee and Madison, Wisconsin since 1978. In addition, Ms. Pyle was the sole Trustee and Chief Executive Officer of the Allis-Chalmers Corporation Product Liability Trust from June 1996 until its termination in March 2012 and served as sole Trustee and Chief Executive Officer of the Ranger Industries, Inc. Product Liability Trust from April 2012 until its termination in April 2020. We believe Ms. Pyle is well suited to serve on our Board due to her many years of experience in a variety of legal matters relevant to the Company, her 26 years of experience as a director of the Company and her understanding of the long-term interests of the Company and its stockholders.
DONALD F. SHAW, 70, was elected a director of the Company on June 1, 2013. He previously served as President, Chief Executive Officer, and Chairman of the Board of ISEC, Inc., a high-end commercial interior subcontractor, from 2004 until his retirement in March 2013. Mr. Shaw held the position of Executive Vice President of ISEC, Inc. from 1988 to 2004 and served in various sales management positions with ISEC from 1977 to 1988. We believe Mr. Shaw is well suited to serve on our Board due to his wealth of knowledge in the construction industry and his experience as chief executive officer and in other management positions of a highly successful company.
Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years.
The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as possible.
The Board of Directors has a policy whereby any director reaching age 75 during his/her term is expected to retire at the end of the term.
The Board of Directors recommends a vote FOR the election of the foregoing nominee for election as a Class II director.
Meetings and Committees of the Board
The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities through reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer and other Company officers. The Board is regularly advised of actions taken by the committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2021, the Board of Directors held seven meetings.
During fiscal year 2021, the standing committees of the Board of Directors of the Company were the Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating and Corporate Governance Committee. The functions and membership of the committees are described below.
The Audit Committee consists of Messrs. Gehl (Chairman), Russell, and Shaw. All members of the committee are independent directors. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. Gehl is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission (“SEC”). The committee met five times during the Company’s last fiscal year. The Audit Committee Charter can be found on the Company’s website at http://www.kewaunee.com.
The Compensation Committee consists of Messrs. Russell (Chairman), Gehl, Rhind, and Shaw and Ms. Pyle. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range incentive compensation programs for officers and other key employees of the Company; and equity award grants to key employees. The committee has acted as the plan administrator for the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as well as prior stock option plans for officers and other key employees. The committee may delegate its responsibilities and authority to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee Charter can be found on the Company’s website at http://www.kewaunee.com. The committee met seven times during the Company’s last fiscal year. The committee has engaged a compensation consultant in the past to advise the committee on executive compensation, and did so on a limited basis in 2020 and in 2021.
The Financial/Planning Committee consists of Messrs. Shaw (Chairman), Hull, Russell, and Ms. Pyle. The committee reviews and provides recommendations to the Board of Directors with respect to the Company’s strategic plan, the annual budget for the Company, and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met seven times during the Company’s last fiscal year.
The Nominating and Corporate Governance Committee consists of Ms. Pyle (Chairman), and Messrs. Gehl and Rhind. The committee performs the responsibilities and duties described in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at http://www.kewaunee.com. The committee is comprised of at least three directors, all of whom meet the criteria for independence required by the NASDAQ Global Market. The committee reviews and recommends to the Board of Directors the appointment of directors to Board committees and the selection of the chairperson of each committee, makes recommendations to the Board of Directors with respect to officers of the Company, assures that an up-to-date management succession plan is in place for the Chief Executive Officer and other executive officers, reviews and makes recommendations to the Board of Directors regarding director compensation and benefits, periodically reviews the skills and qualifications of existing directors with a view toward a well-rounded and effective Board, identifies and screens potential nominees to the Board, and reviews stockholder proposals for inclusion in the Company’s Proxy Statement. In addition, the committee makes recommendations to the Board of Directors concerning nominees for Board membership brought to its attention by officers, directors, and stockholders. Proposals may be addressed by the stockholders of the Company to the committee at the address shown on the cover of this Proxy Statement, attention of the Secretary. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. The Nominating and Corporate Governance Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age, or national origin. The Committee met one time during the Company’s last fiscal year.
Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting, the regularly scheduled Audit Committee meeting prior to the release of the Company’s annual audited financial statements each year, and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors. The Board of Directors has determined that each of Messrs. Gehl, Rhind, Russell, Shaw, and Ms. Pyle are independent within the meaning of the rules of the NASDAQ Global Market.
The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2020 Annual Meeting of Stockholders. In the Company’s last fiscal year, each director attended, personally or via teleconference, all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure
The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interest of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be separate.
Board’s Role in Risk Oversight
The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.
Stockholder Communications with the Board of Directors
The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value, or otherwise inappropriate for Board consideration.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee consists of Messrs. Russell, Gehl, Rhind, and Shaw and Ms. Pyle. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.
Director Compensation
In fiscal year 2021, each non-employee director of the Company received an annual retainer of $82,000. Under the Company’s director compensation program, the annual retainer was payable half in cash ($41,000), payable quarterly, and half in fully vested shares of Company common stock ($41,000, with the number of shares based on the fair market value of the stock on the grant date, intended to be May 1 of each year), except that directors who have satisfied the Company’s stock ownership guidelines could elect to receive cash in lieu of stock. In addition, the Chairs of the Nominating and Corporate Governance Committee and Financial/Planning Committee each received an annual cash fee of $5,000; the Chair of the Compensation Committee received an annual cash fee of $7,500; the Chair of the Audit Committee received an annual cash fee of $10,000; and the non-employee Chair of the Board received an annual cash fee of $12,500. Directors were also reimbursed for their expenses for each Board and committee meeting attended. All director equity compensation awards are granted under the 2017 Plan.

Director Compensation Table
The following table sets forth fiscal year 2021 compensation for each non-employee director of the Company who served during fiscal year 2021. During the year, Mr. Hull served as an employee director of the Company and received no additional compensation for his services as a director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Hull.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Keith M. Gehl	51,000	41,002	92,002
Margaret B. Pyle	87,000	—	87,000
David S. Rhind	94,500	—	94,500
John D. Russell	89,500	—	89,500
Donald F. Shaw	87,000	—	87,000
(1)
Under the Company’s director compensation program, directors who have satisfied the Company’s stock ownership guidelines may elect to receive cash in lieu of director fees otherwise payable in fully vested shares of Company common stock. The amount shown reflects the aggregate grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board Codification Topic 718 (“FASB ASC 718”). See Note 6 to the Consolidated Financial Statements included in the Company’s 2021 Annual Report on Form 10-K for discussion of the assumptions underlying the value of stock awards.

CORPORATE GOVERNANCE
Code of Ethics
We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and key employees with financial reporting responsibilities (“Code of Ethics”). The Code of Ethics is posted on our website at www.kewaunee.com. We have also adopted a substantially similar code of ethics that applies to officers and key employees. Any waiver or amendment to the Code of Ethics will be timely disclosed on our website. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Code of Ethics as warranted.
Compliance and Ethics Hotline
We maintain a compliance and ethics hotline through which employees can report evidence of illegal or unethical behavior, or violations of the Code of Ethics. The compliance and ethics hotline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. This system documents the reporting person’s statement and transmits the information to the appropriate Board or management personnel with oversight of the area identified in the report. Those personnel have the authority to conduct an investigation, research applicable policies, regulations, and statutes, and determine the appropriate action to resolve the reported item.
Director and Executive Officer Stock Ownership Guidelines
Effective March 1, 2017, the Board approved stock ownership guidelines under which non-employee directors of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to three times their annual retainer. Once this requirement has been met, the director can elect to receive cash compensation in lieu of compensation that would otherwise be paid in the form of equity.
The Board previously approved, and the Company continues to maintain, stock ownership guidelines under which executive officers of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to a percentage of their annual salary (50% in the case of the Chief Executive Officer, 25% with respect to other officers).
The Company does not have a policy specifically prohibiting employees or directors from engaging in hedging transactions relating to the Company’s securities.

ITEM 2.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the independent registered public accounting firm of Dixon Hughes Goodman LLP (“Dixon Hughes Goodman”) as the Company’s independent auditors for the fiscal year ending April 30, 2022. Although not required by law, our bylaws or otherwise to submit the appointment to a vote by stockholders, the Audit Committee is requesting that the stockholders ratify the appointment of Dixon Hughes Goodman because we value our stockholders’ views on our independent public accounting firm and as a matter of good corporate practice. Assuming that a quorum is present, the selection of Dixon Hughes Goodman will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification or abstain. The Audit Committee will consider the outcome of this vote but is not bound by our stockholders’ vote.
On July 21, 2020, the Company, with approval of the Audit Committee, notified Ernst & Young LLP (“Ernst & Young”) that Ernst & Young was being dismissed as the Company’s independent registered public accounting firm, effective upon completion of Ernst & Young’s audit of the Company’s financial statements for the fiscal year ended April 30, 2020, and appointed Dixon Hughes Goodman as the Company’s new independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm, and which action was ratified by the Board of Directors.
Ernst & Young served as the Company’s independent registered public accounting firm auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q through the fiscal year ended April 30, 2020.
Ernst & Young’s audit reports on the Company’s financial statements for the fiscal years ended April 30, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles; except that such reports contained a paragraph explaining that the Company changed its method of accounting for leases in 2020 due to the adoption of ASC 842, Leases and that effective August 1, 2018, the Company elected to change its method of accounting for its domestic inventory from the last-in, first-out method, to the first-in, first out method. During the Company’s fiscal years ended April 30, 2020 and 2019 and through July 27, 2020, the Company did not have any disagreement with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended April 30, 2020 and 2019 and through July 27, 2020, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
During our fiscal years ended April 30, 2020 and 2019 and through July 27, 2020, neither we nor anyone on our behalf consulted with Dixon Hughes Goodman with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided to us that Dixon Hughes Goodman concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
It is expected that a representative of Dixon Hughes Goodman will participate in the virtual Annual Meeting of Stockholders to be held on August 25, 2021 to answer any appropriate questions, and such representative will have an opportunity to make a statement if he or she desires.
The Audit Committee recommends a vote FOR ratification of the independent registered public accounting firm of Dixon Hughes Goodman LLP as the Company’s independent auditors for fiscal year 2022.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in fiscal years 2021 and 2020 were pre-approved in accordance with this policy.
Audit Fees and Non-Audit Fees
The following fees were paid or will be paid to Dixon Hughes Goodman LLP for professional services rendered on behalf of the Company related to the past two fiscal years:
	2021	2020
Audit of Financial Statements	$349,350	$ —
Audit-Related Services	—	—
Tax Fees	8,400	—
All Other Fees	—	—
Total	$357,750	$—
For 2021, audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Tax services related to assistance with respect to the Employer Retention Credit.
The following fees were paid to Ernst & Young LLP for professional services rendered on behalf of the Company related to the past two fiscal years:
	2021	2020
Audit of Financial Statements	$ —	$573,750
Audit-Related Services	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$—	$573,750
For 2020, audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements.
Audit Committee Report
The Audit Committee is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2021 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from Dixon Hughes Goodman LLP required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with Dixon Hughes Goodman LLP their independence.
The Audit Committee also considered whether the provision of non-audit services by Dixon Hughes Goodman LLP, if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021 for filing with the SEC. All members of the committee meet the independence standards established by the NASDAQ Global Market.
Audit Committee Members
Keith M. Gehl, Chairman
John D. Russell
Donald F. Shaw

ITEM 3.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). At their meeting in August 2013, and again at their meeting in August 2019, our stockholders voted in favor of holding the advisory vote on executive compensation on an annual basis. The next stockholder vote on the frequency of holding the advisory vote on executive compensation will be held at our annual meeting in 2025. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2021 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.”
As this is an advisory vote, the result will not be binding on us, the Board of Directors, or the Compensation Committee, although the Board of Directors and the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.
We recommend a vote FOR the approval, on an advisory basis,
of the compensation of our named executive officers,
as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
The following sections provide compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC.
Introduction
In June 2017, the Board adopted a new compensation program for the Company’s executive officers. This Compensation Discussion and Analysis describes and explains the compensation awarded in fiscal year 2021 under the compensation program in effect for fiscal year 2021 and future years.
Background
Over the last several years, intense competition has resulted in changes within the laboratory furniture industry. The Company had a challenging year, but continues to be an industry leader. The competition in the industry continues to be intense, and the Board and Company management continue to review the Company’s business strategy and operations with the goal of maintaining, and enhancing, the Company’s leadership position in the industry by driving both revenue growth and margin expansion.
A crucial component of executing our strategy is the ability to retain and recruit qualified directors, executives and management. Therefore, the Compensation Committee engaged Pearl Meyer in fiscal year 2017 to advise it regarding our executive compensation program. After receiving and reviewing Pearl Meyer’s report, the Compensation Committee recommended to the Board, and the Board adopted, a new executive compensation program.
The program is designed to:
•	Reflect modern compensation practices, in order to enhance our ability to attract and retain talented management;
•	Reward both short-term and long-term performance consistent with the Company’s strategy to drive both revenue growth and margin expansion;
•	Provide that a significant portion of each executive officer’s compensation is at risk, subject to the achievement of specifically identified short-term and long-term goals; and
•	Further align the interests of management with the interests of stockholders.
Executive Officer Compensation
The principal components of the Company’s compensation program for executive officers are discussed below. Executive compensation is overseen by the Compensation Committee of the Board, which is composed solely of independent directors.
Base Salary
The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided (1) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (2) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year. Due to increased responsibilities, Mandar Ranade was the only named executive officer to receive an increase in base salary during fiscal year 2021.

Annual Incentive Compensation
All of the Company’s executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash and/or equity bonus for each fiscal year of the Company, based on the attainment of financial and non-financial goals established under the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board upon the recommendation of the Chief Executive Officer and the Compensation Committee. Bonuses under the annual incentive plan represent at-risk compensation, subject to the achievement of specified goals.
At the beginning of the fiscal year, the Board approved financial and non-financial goals for the Company for the year and, upon recommendation of the Compensation Committee, established specified percentages of each executive officer’s base salary that would be available for bonuses if the Company and/or its operating businesses achieved specified financial and non-financial goals. The Board generally attempted to establish annual goals at target levels it believed were challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary were also considered by the Compensation Committee and the Board. The components of the financial goals were achievement of certain predetermined EBITDA targets. EBITDA is a non-GAAP financial measure and is calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation and amortization. The components of the non-financial goals were the achievement of specific initiatives that are strategic in nature and designed to facilitate the long-term growth of the Company. These initiatives include investments in the Company’s front-end technology infrastructure and the re-capitalization of certain aspects of our manufacturing operations.
For fiscal year 2021, specified percentages of salary for determining the bonus for the Chief Executive Officer were 60% at target, to a maximum of 72% if the financial goals were reached at 150% of target. Bonuses were still possible at levels below 100% of target. The corresponding specified percentages for Mr. Gardner were 40% at target, to a maximum of 48% if the financial goals were reached at 150% of target. Bonuses were still possible at levels below 100% of target. The corresponding specified percentages for Mr. Ranade were 30% at target, to a maximum of 36% if the financial goals were reached at 150% of target. Bonuses were still possible at levels below 100% of target. For all named executive officers, bonuses for performance achieved between the foregoing levels would be based on linear interpolation. The non-financial goals for fiscal year 2021 were achieved, and as a result all of our named executive officers earned a cash as well as a non-cash bonus for fiscal year 2021 under the annual incentive bonus plan. The amounts of the cash and non-cash bonuses received by our named executive officers are included in the Summary Compensation Table under the headings “Nonequity Incentive Plan Compensation” and “Stock Awards,” respectively.
	Payout Percentages
Program Components	Threshold	Target	Maximum
Financial - 40%	20%	40%	60%
Non-Financial - 60%	5%	60%	60%
Total	25%	100%	120%
Long-Term Incentive Plan
The Board has adopted and Kewaunee stockholders approved, at the 2017 annual meeting, the 2017 Plan. Following adoption of the 2017 Plan, executives are eligible to receive long-term incentive compensation in the form of restricted stock units (“RSUs”). RSUs represent the right to receive, upon vesting of the RSUs, shares of the Company’s common stock. The Company has in the past awarded RSUs with time-based and performance-based vesting conditions, and did so for fiscal year 2021. For fiscal year 2021, the time-based RSUs generally represented 40% of each award and will vest in equal installments over a three-year period; the performance-based awards represent 60% of the award, and will vest based on the achievement of performance targets over a three-year period. Future awards may contain either time-based or performance based conditions, or a combination thereof. We currently intend that awards will be made annually, with a new three-year vesting period applicable to each year’s awards. The performance-based RSUs represent at-risk compensation, subject to the achievement of specified long-term goals. For fiscal year 2021, the performance targets for performance-based awards related to financial and non-financial improvement over the three-year performance period. The number of shares covered by the award is based on a percentage of salary with the percentages for the Chief Executive Officer, Mr. Gardner and Mr. Ranade being 60%, 40% and 30% , respectively, and using our stock price on the grant date.

Other Compensation Plans
The Company also maintains a 401(k) Incentive Savings Plan (the “401(k) Plan”), which covers substantially all salaried and hourly employees, including all of the executive officers. The 401(k) Plan provides benefits to all employees who have attained age 21, completed three months of service, and elect to participate. Under the terms of the 401(k) Plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company may make a discretionary contribution for participants employed by the Company on December 31 of each year up to 1% of the participant’s qualifying compensation for that calendar year based on the profitability of the Company.
The Company also maintains a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise contribute to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan; the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 6% of the participant’s compensation. Amounts deferred under the 401 Plus Plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers eligible to participate in the plan participated in the 401(k) Plan in fiscal year 2021. In the case of the 401 Plus Plan, all of the named executive officers except Mr. Gardner participated in the 401 Plus Plan in fiscal year 2021.
Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly tied to employee or Company performance.
Chief Executive Officer Compensation
The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the Chief Executive Officer has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing the Chief Executive Officer’s base salary for each fiscal year, the Compensation Committee considers operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock.
The Chief Executive Officer’s annual incentive compensation and long-term incentive compensation have been determined pursuant to the Company’s incentive plans for executive officers, and will continue to be determined under the incentive plans for executive officers that are part of the Company’s executive compensation program. Mr. Hull, who assumed the role of CEO in March 2019, earned a cash and non-cash bonus for fiscal year 2021 under the annual incentive bonus plan.

COMPENSATION TABLES
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Thomas D. Hull III President and Chief Executive Officer	2021	350,000		247,800	88,200	20,743	706,743
	2020	350,000	45,000	267,968		11,062	674,030
Donald T. Gardner III Vice President Finance and Chief Financial Officer	2021	250,000		118,000	42,000	12,233	422,233
	2020	250,000	50,000	124,032		88,927	512,959
Mandar Ranade Vice President of Information Technology	2021	222,500		75,150	28,350	80,829	406,829
	2020	87,500	83,125	46,952		14,419	231,996
(1)
Represents the cash portion of discretionary awards for 2020. In the case of Mr. Gardner the amount shown also includes a sign-on bonus of $15,000 for 2020. In the case of Mr. Ranade the amount shown also include a sign-on bonus of $70,000 for 2020.

(2)
Reflects (i) the value of the portion of annual incentive plan compensation received in the form of stock ($37,800, $18,000 and $12,150 for Messrs. Hull, Gardner & Ranade, respectively) and (ii) the aggregate grant date fair value of time-based and performance-based RSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and based on the probable outcome of the performance conditions for the performance-based RSUs. See Note 6 to the Consolidated Financial Statements included in the Company’s 2021 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of RSUs. At the highest level of performance under the performance-based RSUs included in this column, the aggregate grant date value of such RSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, would be $310,795, $148,002 and $94,052 for Messers. Hull, Gardner & Ranade, respectively. See “Annual Incentive Compensation” and “Long-Term Incentive Plan” on page 12 for a discussion of the vesting conditions applicable to RSUs.

(3)
The amounts listed for each named executive officer consist of matching and non-matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan. In the case of Mr. Gardner the amount shown also includes payment of $81,947 of relocation expenses for 2020. In the case of Mr. Ranade it also includes payment of $64,595 and $13,760 of relocation expenses for 2021 and 2020, respectively.

Outstanding Equity Awards at Fiscal Year-End (April 30, 2021)
	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas D. Hull III	6,000	—	16.64	11/2/2025	—	—	—	—
	6,000	—	23.62	8/31/2026	—	—	—	—
					1,164(4)	14,026	8,150(4)	98,208
					5,957(6)	71,782	13,404(6)	161,518
							—	—
Donald T. Gardner III					554(4)	6,676	3,882(4)	46,778
					2,837(6)	34,186	6,383(6)	76,915
Mandar Ranade					325(5)	3,916	2,273(5)	27,390
					1,787(6)	21,533	4,021(6)	48,453
(1)	The options listed in this table vest in four equal annual installments beginning on the first anniversary of the grant date (which is 10 years prior to the expiration date shown for each option).
(2)	Represents unvested time-based RSUs. Time-based RSUs will vest in equal installments on each anniversary of the grant date over a three-year period.
(3)
Represents unvested performance-based RSUs. Performance-based RSUs will vest based on the achievement of performance targets over a three-year period. See “Long-Term Incentive Plan” on page 12 for a discussion of the vesting conditions applicable to the performance-based RSUs. Amounts shown assume achievement of performance goals at target levels.

(4)	RSUs awarded on June 19, 2019
(5)	RSUs awarded on December 2, 2019
(6)	RSUs awarded on June 23, 2020

Payments upon Termination or Change in Control
The following table includes information regarding the estimated amount of payments and other benefits each named executive officer would receive if his employment with the Company was terminated on April 30, 2021.
Name and Benefits	Termination Without Cause and no Change in Control ($)(1)	Termination Without Cause or Good Reason after Change in Control ($)(2)
Thomas D. Hull III
Base salary	$350,000	$700,000
Annual bonus		420,000
Medical & disability insurance(3)	12,079
Total	$362,079	$1,120,000

Donald T. Gardner III
Base salary	$250,000	$500,000
Annual bonus		200,000
Medical & disability insurance(3)	12,235
Total	$262,235	$700,000

Mandar Ranade
Base salary	$222,500	$222,500
Annual Bonus		66,750
Medical & disability insurance(3)	11,819
Total	$234,319	$289,250
(1)	Amounts listed in this column are consistent with the Company’s historical severance practices.
(2)
Amounts listed in this column represent amounts payable to each of Mr. Hull, Mr. Gardner and Mr. Ranade pursuant to the terms of his respective change of control agreement with the Company in effect at April 30, 2021.

(3)	Represents the Company’s share of premiums for medical and disability coverage during the relevant periods.

AGREEMENTS WITH CERTAIN EXECUTIVES
The Company entered into Change of Control Employment Agreements (i) with Mr. Hull as of November 2, 2015; (ii) with Mr. Kurt P. Rindoks, Vice President, Global Product Development and Strategic Alliances, in fiscal year 2000; (iii) with Mr. Ryan S. Noble, Vice President of Sales and Marketing – Americas, and with Ms. Lisa Ryan, Vice President of Construction and Customer Operations, in fiscal year 2019; (iv) with Ms. Elizabeth D. Phillips, Vice President, Human Resources, in fiscal year 2010; (v) with Donald T. Gardner, III, Vice President - Finance, Chief Financial Officer, Treasurer and Secretary in fiscal year 2019; (vi) with Mandar Ranade, Vice President of Information Technology and Engineering, in fiscal year 2020; and (vii) with Douglas Batdorff, Vice President of Manufacturing, in fiscal year 2021 (collectively, the “Agreements”). These Agreements provide for the payment of compensation and benefits in the event of termination of the executive officer’s employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without Cause, or by the executive officer for Good Reason, each as described below and defined in the Agreements. Upon such a termination of employment within one year following a Change of Control (two years in the case of Mr. Hull and Mr. Gardner), the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation (including Annual Salary and Annual Bonus, each as defined in the Agreements), with respect to Mr. Rindoks, Mr. Noble, Ms. Ryan, Ms. Phillips, Mr. Ranade, and Mr. Batdorff, and two times the executive officer’s annual compensation with respect to Messrs. Hull and Gardner. Upon a termination of employment occurring after the first anniversary (second anniversary in the case of Messrs. Hull and Gardner), but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Mr. Rindoks, Mr. Noble, Ms. Ryan, Ms. Phillips, Mr. Ranade and Mr. Batdorff will be entitled to a lump-sum payment equal to one-half of their annual compensation and Messrs. Hull and Gardner will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements. For purposes of the Agreements, subject in each case to certain conditions and qualifications set forth in the Agreements, (A) “Cause” shall mean, (i) the willful and continued failure of the executive officer to perform substantially his or her duties with the Company or one of its affiliates, or (ii) the willful engaging by the executive officer in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, and (B) “Good Reason” shall mean, (i) the assignment to the executive officer of any duties inconsistent in any material respect with the executive officer’s position, authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, (ii) any failure by the Company to comply with any of the compensation provisions of the executive officer’s Agreement, (iii) the Company’s requiring the executive officer to relocate or the Company’s requiring the executive officer without the executive officer’s consent to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control Date, (iv) any purported termination by the Company of the executive officer’s employment otherwise than as expressly permitted by the executive officer’s Agreement, or (v) any failure by the Company to cause any successor to the Company to assume the executive officer’s Agreement.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 22, 2021, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.
Name	Shares beneficially owned(1)	Percent of class
Margaret B. Pyle(2)	51,305	1.9%
Keith M. Gehl	12,053	*
Thomas D. Hull III	24,178	*
David S. Rhind(3)	133,392	4.8%
John D. Russell	19,000	*
Donald F. Shaw	25,000	*
Donald T. Gardner III	4,781	*
Mandar Ranade	1,485	*
Directors and executive officers as a group (14 persons)	319,009	11.5%
*	Percentage of class is less than 1%.
(1)
Includes shares which may be acquired within 60 days from June 22, 2021 upon exercise of options by: Mr. Hull - 12,000; and all officers and directors as a group - 35,650. Also includes shares which may be acquired within 60 days from June 22, 2021 upon vesting of restricted stock units by: Mr. Hull - 3,281, Mr. Gardner - 1,418, Mr. Ranade - 894, and all officers and directors as a group - 10,907.

(2)	Includes 46,305 shares owned by Ms. Pyle as trustee of a trust and 5,000 shares held by Ms. Pyle’s spouse, as to which shares she disclaims beneficial ownership.
(3)
Includes 106,480 shares which are held in trusts of which Mr. Rhind is a co-trustee and a beneficiary, and 10,912 shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind disclaims beneficial ownership of all of the shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind has sole voting power and shares investment power with respect to all shares held in the aforementioned trusts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 22, 2021, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.
Name	Shares beneficially owned	Percent of class
Northern Trust Corporation	327,864(1)	11.9%
Dimensional Fund Advisors LP	203,385(2)	7.4%
The Article 6 Marital Trust	179,790(3)	6.5%
Minerva Advisors LLC	138,392(4)	5.0%
(1)
The shares owned by Northern Trust Corporation listed in the table are shown as being owned as of December 31, 2020 according to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2021, which reported sole voting power over 10,912 shares, shared voting power over 20,259 shares, sole dispositive power over 7,575 shares and shared dispositive power over 319,666 shares. Northern Trust Corporation’s address is 50 South LaSalle Street, Chicago, IL 60603.

(2)
The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 2020 according to a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021. Dimensional Fund Advisors’ address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)
The shares owned by The Article 6 Marital Trust listed in the table are shown as being owned as of October 22, 2019 according to a Schedule 13D filed with the Securities and Exchange Commission on October 30, 2019. The Article 6 Marital Trust’s address is 4838 Jenkins Avenue, North Charleston, SC 29405.

(4)
The shares owned by Minerva Advisors LLC listed in the table are shown as being owned as of June 3, 2021 according to a Schedule 13G filed with the Securities and Exchange Commission on June 9, 2021, which reported sole voting and dispositive power over 102,942 shares and shared voting and dispositive power over 35,450 shares. Minerva Advisors’ address is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.

PROXIES AND VOTING AT THE MEETING
The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. This Proxy Statement and the 2021 Annual Report to Stockholders are available at http://www.edocumentview.com/kequ.
At the close of business on July 6, 2021, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,770,503 shares of common stock of the Company outstanding and entitled to vote.
Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or by attending and voting at the meeting online.
The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the nominee for director. Approval of Item 2 (ratification of appointment of independent registered public accounting firm) and approval of Item 3 (advisory vote on executive compensation submitted to the stockholders for their consideration at the meeting) each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. However, Item 3 is an advisory vote only. Abstentions, directions to withhold authority and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders other than elections of directors. Directions to withhold authority and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention with respect to a matter other than the election of directors may have the same legal effect as a vote against the matter. Directions to withhold authority and broker non-votes will have no effect on any of the matters to be voted on. An automated system administered by the Company’s transfer agent will be used to tabulate votes.
A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.
STOCKHOLDER PROPOSALS
The deadline for receipt of stockholder proposals for inclusion in the Company’s 2022 proxy material is March 17, 2022. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by May 31, 2022.
FINANCIAL STATEMENTS
The Company’s Annual Report to Stockholders for the fiscal year ended April 30, 2021 is available at www.proxyvote.com. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.
OTHER MATTERS
Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the proxy that accompanies this Proxy Statement will vote thereon according to their judgment.
By Order of the Board of Directors

DONALD T. GARDNER III
Secretary
July 15, 2021

KEWAUNEE SCIENTIFIC CORPORATION
ATTN: THOMAS D. HULL III
P.O. BOX 1842
STATESVILLE, NC 28687-1842

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KEQU2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57301-P59535

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEWAUNEE SCIENTIFIC CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

		For	Withhold
1.	**Election of Director - Class II**		
1a.	Keith M. Gehl	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The 2021 Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held on Wednesday, August 25, 2021 at 10:00 AM Central Time, virtually via the internet at www.virtualshareholdermeeting.com/KEQU2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D57302-P59535

KEWAUNEE SCIENTIFIC CORPORATION

Notice of 2021 Annual Meeting of Stockholders
Proxy solicited by Board of Directors for Annual Meeting — AUGUST 25, 2021

John D. Russell, Margaret B. Pyle, and Donald F. Shaw or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if attending the Annual Meeting of Stockholders of Kewaunee Scientific Corporation to be held on August 25, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If no such directions are indicated, this proxy will be voted FOR the election of the nominee to the Board of Directors and FOR items 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.